Exhibit 77(q)(1)

Exhibits

(a)(1)	Amendment No. 24 dated May 19, 2011 regarding the establishment of Class R shares of ING GNMA Income Fund and ING High Yield Bond Fund – Filed as an Exhibit to Post-Effective Amendment No. 53 to the Registrant’s Form N-1A Registration Statement on July 30, 2012 and incorporated herein by reference.

(a)(2)	Amendment No. 25 dated May 19, 2011 regarding the establishment of Class W shares of ING High Yield Bond Fund – Filed as an Exhibit to Post-Effective Amendment No. 53 to the Registrant’s Form N-1A Registration Statement on July 30, 2012 and incorporated herein by reference.